UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 1, 2025

Goldman Sachs Real Estate Finance Trust Inc

(Exact name of registrant as specified in its charter)

Maryland	000-56667	99-2025085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 West Street, New York, New York

10282

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 902-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02	Unregistered Sales of Equity Securities

On December 1, 2025, Goldman Sachs Real Estate Finance Trust Inc (the “Company”) sold unregistered shares of its common stock (the “Shares”) pursuant to its ongoing private offering (the “Offering”). The offer and sale of the Shares was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Regulation D thereunder. The following table details the Shares sold:

Title of Securities*	Number of Shares Sold	Aggregate Consideration
Class I Common Stock	739,622.900	$18,534,950
Class S Common Stock	119,674.263	$3,014,105	(1)
Class F-II Common Stock	998,402.556	$25,000,000

(1)	Includes upfront selling commissions of $19,855.
*

The Company views the different series of common stock (Series T, Series S, Series D and Series I) as being part of the same single class of common stock. However, in order to mirror common industry terminology, the Company refers to these separate series of common stock as “classes.”

The sale of the Shares in the Offering was made pursuant to subscription agreements entered into by the Company and the purchasers thereof. The Company relied, in part, upon representations from the purchasers in the subscription agreements that each purchaser was an accredited investor (as defined in Regulation D under the Securities Act).

Item 8.01	Other Events

Distributions

On or about December 10, 2025, the Company will pay distributions per share for each outstanding class of its common stock for the month of November 2025 in the net distribution amounts set forth below.

Class S	Class I	Non-Voting	Class F-I
$0.1485	$0.1660	$0.1660	$0.2122

The net distribution for each class of common stock consists of a regular gross distribution reduced by any class-specific accruals allocable to the class and is payable to stockholders of record as of the close of business on November 30, 2025 (the “Record Date”). As of the Record Date, the Company had no outstanding shares of Class T, Class D and Class F-II common stock. These distributions will be paid in cash or reinvested in the applicable class of common stock for stockholders participating in the Company’s distribution reinvestment plan.

Loan Originations

Houston Multifamily 1

On November 21, 2025, the Company originated a $43.9 million floating rate, first mortgage loan collateralized by a 432-unit multifamily property located in Houston, Texas (“Houston Multifamily 1”). The mortgage loan is intended to facilitate the acquisition of the property. The initial term of the loan is three years and provides for two one-year extension options, subject to the satisfaction of certain pre-defined conditions by the borrower. Monthly payments consist of interest only at a rate of one-month term Secured Overnight Financing Rate (“SOFR”) plus 2.30%.

Houston Multifamily 2

On December 2, 2025, the Company originated a $38.6 million floating rate, first mortgage loan collateralized by a 327-unit multifamily property located in Houston, Texas (“Houston Multifamily 2”). The mortgage loan is intended to facilitate the acquisition of the property. The initial term of the loan is three years and provides for two one-year extension options, subject to the satisfaction of certain pre-defined conditions by the borrower. Monthly payments consist of interest only at a rate of one-month term SOFR plus 2.30%.

External Advisor Update

Effective December 1, 2025, Goldman Sachs & Co. LLC (“GS & Co.”), an affiliate of The Goldman Sachs Group, Inc. (together with its affiliates, “Goldman Sachs”) which has served as the Company’s external adviser, entered into an assignment agreement with Goldman Sachs Asset Management, L.P. (“GSAM”) pursuant to which GS & Co. assigned all of its rights, duties, liabilities and obligations under the advisory agreement between the Company and GS & Co. to GSAM. GSAM, also a Goldman Sachs affiliate, is a Delaware limited partnership and a registered investment adviser overseeing more than $2 trillion in assets under management.

This assignment is part of an internal business reorganization within Goldman Sachs Asset Management. Importantly, while the assignment has resulted in a change of the legal entity serving as the Company’s external adviser, the assignment is not expected to result in any change in the Company’s day-to-day management and operations. For example, the composition of the investment committee that oversees the adviser’s real estate investment activities is not expected to change as a result of the assignment. In connection with the assignment, the sub-advisory agreement between GS & Co. and GSAM under which GS & Co. delegated to GSAM its duty to act as investment manager for the Company’s portfolio of real estate-related securities is no longer required and is therefore terminated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2025	Goldman Sachs Real Estate Finance Trust Inc

	By:	/s/ Mallika Sinha
	Name:	Mallika Sinha
	Title:	Chief Financial Officer